UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

Turning Point Therapeutics, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Ste. 200 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 926-5251
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 17, 2022, Bristol-Myers Squibb Company, a Delaware corporation (“Parent”) completed the previously announced acquisition of Turning Point Therapeutics, Inc., a Delaware corporation (the “Company” or “Turning Point”), pursuant to an Agreement and Plan of Merger, dated as of June 2, 2022 (the “Merger Agreement”), by and among the Company, Parent and Rhumba Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 1.02.	Termination of Material Definitive Agreement

Effective as of August 17, 2022, and immediately following the effective time of the Merger (the “Effective Time”), the Company terminated the Company’s 2013 Equity Incentive Plan, the Company’s 2019 Equity Incentive Plan, the Company’s 2019 Employee Stock Purchase Plan, and the Company’s 401(k) Profit Sharing Plan and Trust.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, pursuant to the Merger Agreement, Parent and Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at an offer price of $76.00 per Share in cash (the “Offer Price”), without interest, subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 17, 2022 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as each as amended or supplemented from time to time, the “Offer”).

The Offer expired at 5:00 p.m., Eastern Time, on August 15, 2022 (the “Expiration Date”) and was not extended. According to Equiniti Trust Company, the depositary for the Offer (the “Depositary”), 41,896,678 Shares were validly tendered and not validly withdrawn, representing approximately 84% of the issued and outstanding Shares as of the Expiration Date. As of the Expiration Date a sufficient number of Shares were validly tendered and not validly withdrawn such that the minimum tender condition to the Offer was satisfied. In addition, the Depositary has advised, as of such time, that Notices of Guaranteed Delivery had been delivered with respect to 1,800,712 additional Shares that have not yet been “received”, as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”), representing approximately 4% of the issued and outstanding Shares as of the Expiration Date. Each condition to the Offer was satisfied or waived, and Purchaser irrevocably accepted for payment, on August 17, 2022, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. The Purchaser will promptly pay for all Shares accepted for payment pursuant to the Offer.

On August 17, 2022, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. The Merger was governed by Section 251(h) of the DGCL, with no vote of the stockholders of the Company required to consummate the Merger. At the Effective Time, each Share (other than (i) Shares held by the Company (or held in the Company’s treasury), (ii) Shares held by Parent, Purchaser, or any other direct or indirect wholly owned subsidiary of Parent, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by any stockholders of the Company who have properly exercised and perfected their appraisal rights in accordance with Section 262 of the DGCL) was automatically converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any applicable withholding of taxes.

Each of the Company’s stock options (the “Options”) that was outstanding as of immediately prior to the Effective Time was accelerated and became fully vested and exercisable and was cancelled and automatically converted into the right to receive cash, without interest, subject to any required withholding of taxes, in an amount equal to the product of (i) the total number of Shares underlying such fully vested Option multiplied by (ii) the excess, if any, of (x) the Offer Price over (y) the exercise price payable per Share for such Option.

Each of the Company’s restricted stock unit awards (the “RSUs”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and automatically converted into the right to receive cash, without interest, subject to any required withholding of taxes, in an amount equal to (i) the total number of Shares issuable in settlement of such RSU multiplied by (ii) the Offer Price.

Each of the Company’s performance stock unit awards (the “PSUs”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and automatically converted into the right to receive cash, without interest, subject to any required withholding of taxes, in an amount equal to (i) either (A) in the case of any PSU granted in calendar year 2021 or in January 2022, 50% of the total number of Shares issuable in settlement of such PSU, or (B) in the case of any PSU granted in February 2022, 100% of the total number of Shares issuable in settlement of such PSU, multiplied by (ii) the Offer Price.

Parent provided Purchaser with the necessary funds to fund the Offer and the Merger through Parent’s or its controlled affiliates’ general corporate funds.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference and attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

The information contained in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of, and delist, the Shares effective before the opening of trading on August 17, 2022, and (B) file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on August 17, 2022 a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, effective as of the Effective Time, each of Mark Alles, Garry Nicholson, Carol Gallagher, Patrick Machado, Barbara Bodem, Simeon J. George, and Athena M. Countouriotis resigned as directors of the Company and from all committees of the board of directors of the Company.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser as of immediately prior to the Effective Time, which consisted of Sandra Ramos-Alves, Sophia Park and Kimberly M. Jablonski, became the directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

2.1*
Agreement and Plan of Merger, dated as of June 2, 2022, by and among Turning Point Therapeutics, Inc., Bristol-Myers Squibb Company and Rhumba Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 3, 2022).

3.1	Amended and Restated Certificate of Incorporation of Turning Point Therapeutics, Inc. (filed herewith)
3.2	Amended and Restated Bylaws of Turning Point Therapeutics, Inc. (filed herewith)
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2022
	By:	/s/ Kimberly Jablonski
Name: Kimberly M. Jablonski
Title: Vice President and Secretary